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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on this Form S-1 of our reports dated February 25, 1998, except for Note 15 for which the date is June 30, 1998, on our audits of the financial statements and financial statement schedules of LifeStyle Furnishings International Ltd. and the Masco Home Furnishings Group. We also consent to the references to our firm under the captions "Experts" and "Selected Historical and Unaudited Pro Forma Financial Data."

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Greensboro, North Carolina

December 11, 1998